UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2009

U.S. HOME SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-18291	75-2922239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

405 State Highway 121 Bypass, Building A, Suite 250 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 2, 2009, Peter T. Bulger resigned as President and Chief Operating Officer of U.S. Home Systems, Inc. (the “Company”) to pursue other business opportunities. The Board of Directors has appointed Murray H. Gross as President to replace Mr. Bulger. Mr. Gross currently serves as the Company’s Chief Executive Officer and Chairman of the Board and previously served as President of the Company from 2001 to March 2007. Mr. Gross’ biography appears in the “Proposal One – Election of Directors” section of the Company’s 2008 proxy statement filed with the SEC on April 21, 2008 and is incorporated by reference herein. The Company has not made a decision regarding filling the position of Chief Operating Officer and for the foreseeable future, Mr. Gross will assume the day-to-day operations of the Company as well as continue to serve as the Company’s Chief Executive Officer.

As previously reported in the Current Report on Form 8-K filed with the SEC on December 16, 2008, the Company entered into a new employment agreement with Mr. Gross to continue his services as the Company’s Chief Executive Officer through 2011. Mr. Gross will not receive additional compensation for also serving as President of the Company.

SECTION 9 – FINANCIAL STATEMENTS AND EXHBITS

Item 9.01.	(d) Exhibits.

The following exhibit is filed with this report:

Exhibit Number	Description of Exhibit
99.1	Press Release dated February 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on the 4th day of February, 2009 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/s/ Murray H. Gross
Murray H. Gross
Chairman and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Press Release dated February 3, 2009